ATTORNEY-CLIENT FEE AGREEMENT

1.       PARTIES AND EFFECTIVE DATE.

THIS ATTORNEY-CLIENT FEE AGREEMENT (the "Agreement") is entered into by and between MarketShare Recovery, Inc. ("Client") Adam J. Laufer, Esq. ("Attorneys") and takes effect on the date executed by the final party.

2.       SCOPE AND DUTIES.    Client retains Attorneys to provide legal
services in connection with certain securities filings and general corporate representation of, and for the benefit of MarketShare Recovery, Inc.

3. RETAINER. Client will deposit with Attorneys the sum of n/a ($0) as a retainer.

4.	LEGAL FEES.  The fee shall be capped at securities valued at fifteen thousand dollars ($15,000). Specifically, Client agrees to issue to Attorneys, within thirty (30) days of Company's execution of this Agreementor as soon as practicable, seven hundred and sixty-four thousand, three hundred and fifty (764,350) fully-paid, non- assessable shares of Company's restricted common stock (the "Shares") (OTCBB symbol: HLLS). Said issuance of the Company's restricted common stock is calculated and is to be issued based on the anticipated corporate structure post reverse stock split not subject to dilution or any other subsequent reclassifications of the Company's common stock which may occur as a result of the recently executed business combination.

5. COSTS AND EXPENSES. In addition to paying legal fees, Client agrees to pay all costs and expenses incurred by Attorneys including, but not limited to, the following: process server, facsimile transmission, express mail and messenger fees; court reporter fees; postage and photocopying; long-distance telephone charges; filing fees; any travel meals or lodging; any computerized legal database service; and other incidental expenses incurred on Client's behalf. Attorneys shall obtain Client's consent before retaining an outside investigator, consultant or expert witness or incurring any extraordinary expense over one hundred dollars ($100). Photocopying and facsimiles will be charged to Client at cost/page ($.10 and $1.00 per page, respectively).
If Client so directs, Attorneys will charge, to the extent possible, all such expenses directly to Client's already established commercial account.

6. MONTHLY STATEMENT. Attorneys shall send to Client periodic statements, at intervals of approximately 30-days, for any month in which services are rendered and/or costs incurred, describing all legal services rendered and costs and expenses incurred by Attorneys in connection with this matter, and showing the balance of the retainer, less cost of legal services performed. Client may request such statements at shorter intervals.

7. CONCLUSION OF SERVICES. When Attorneys' services conclude, all unpaid charges, if any, shall become payable. After Attorneys' services conclude, Attorneys will, upon Client's request, deliver Client's file to Client, together with any Client funds or property in Attorney's possession.

8. DISCHARGE AND WITHDRAWAL. Client may discharge Attorneys at any time. Attorneys may withdraw with Client's consent or for good cause. Good cause includes Client's breach of the Agreement, Client's refusal to cooperate with Attorneys or any other fact or circumstance that renders Attorneys' continuing representation unethical or unlawful.

9. GOVERNING LAW. The laws of Florida govern construction and interpretation of the Agreement.

10. COLLECTION COSTS. Billings not paid one month from the date of the invoice will be subject to a late payment charge equal to one percent (1%) per month of the outstanding balance. Should it become necessary for Attorneys to enforce the terms and provisions of this Agreement, Client hereby agrees to pay all costs of collection, including the costs of any collection agency and reasonable attorneys' fees incurred.

11. DISCLAIMER OF GUARANTEE. Nothing in this Agreement will be construed as a guarantee or promise about the outcome of this matter. No one can make such a guarantee.

                                     Adam J. Laufer


Dated: July 1, 2003          By:
                                     -----------------------------------
                                      Adam J. Laufer, Attorney at Law


Dated: 				       MarketShare Recovery, Inc.


                                  By:
                                     -----------------------------------
                                    Tim Schmidt, Secretary, CFO and
                                    Director


			          By:___________________________________
                                     Ray Barton, CEO, President and
                                     Chairman of the Board of Directors